Exhibit 23.5

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 28, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of all references to the name DeGolyer and MacNaughton in this Registration Statement on Form S-4 of SandRidge Energy, Inc. (SandRidge), to be filed on or about September 28, 2012 (as amended, the “Registration Statement”), including any future amendments thereto; to references to DeGolyer and MacNaughton in the Registration Statement under the heading “Experts”; and to the inclusion therein of information taken from our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, and our third party letter report dated February 4, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, as contained in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 27, 2012, including any amendments thereto.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716